Exhibit 16.2

PricewaterhouseCoopers LLP
1300 SW Fifth Avenue
Suite 3100
Portland OR 97201
Telephone (971) 544 4000
Facsimile (971) 544 4100

February 19, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re: MathStar, Inc.
Commission File # 000-51560

Commissioners:

We have read the statements made by MathStar, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of MathStar, Inc. dated February 19, 2010. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

PricewaterhouseCoopers LLP